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                                                                     Exhibit 3.6

                          CERTIFICATE OF INCORPORATION
                                       OF
                           PAPER CAL STEEL [TEXAS] CO.

                                 ARTICLE I: Name

     The name of the corporation is Paper Cal Steel [Texas] Co.

                     ARTICLE II: Registered Office and Agent

     The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                              ARTICLE III: Purpose

     The nature of the business of the corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                               ARTICLE IV: Shares

     4.1 The total number of shares that the corporation shall have authority to issue is 10,000 shares of common stock, each with a par value of $0.01.

     4.2 Each stockholder shall have no preemptive rights to acquire unissued or treasury shares of the corporation, securities convertible into shares or carry a right to subscribe to or acquire shares or stock options.

     4.3 Cumulative voting shall not be permitted in the election of directors.

                             ARTICLE V: Incorporator

     The name and mailing address of the incorporator are:

                  Anne Parker
                  P.O. Box 1670
                  Regina, Saskatchewan, CANADA S4P 3C7

                              ARTICLE VI: Directors

     6.1 The number of directors of the corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws.

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     6.2 Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

     6.3 At all elections of directors of the corporation, each holder of stock or of any class or classes or of any series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

     6.4 A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in the bylaws with respect to filling vacancies.

                               ARTICLE VII: Bylaws

     The board of directors of the corporation is expressly authorized to make, alter, or repeal the bylaws of the corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.

                          ARTICLE VIII: Indemnification

     The corporation shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article VIII. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article VIII shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

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                              ARTICLE IX: Authority

     The corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board of Directors at committee thereof which authorizes the contract or transaction.

                      ARTICLE X: Directors Indemnification

     The personal liability of each director of the corporation to the corporation or its stockholders for breach of fiduciary duty as a director is hereby eliminated and limited to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may hereafter be amended and supplemented from time to time.

              ARTICLE XI: Compromise with Creditors or Stockholders

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of. any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                 ARTICLE XII: Action / Consent Without Meeting.

     12.1 Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the

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board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

     12.2 Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding stock entitled to vote thereon, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent may be in counterparts and shall be effective as of the date of the last signature thereon needed to make it effective unless otherwise provided therein. Such consent shall be filed with the minutes of proceedings of the stockholders. If the action that is consented to is such as would have required the filing of a certificate under any provisions of the Delaware General Corporation Law if such action had been voted upon by stockholders at a meeting, the certificate filed shall state, in lieu of any statement concerning a vote of stockholders, that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in that section.

Executed effective the 14th day of April, 1998:


/s/ Anne Parker
-------------------------------------
Anne Parker, Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PAPER CAL STEEL [TEXAS) CO,

     Paper Cal Steel [Texas] Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Paper Cal Steel [Texas] Co. be amended by replacing Article I thereof in its entirety so that, as amended, said Article shall be and read as follows:

                                 ARTICLE I: Name

          The name of the corporation is IPSCO Texas Inc.

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Board of Directors of said Corporation has caused this certificate to be signed by David Sutherland, its President and attested by Anne Parker, its Assistant Secretary, this 30th day of November, 2000.


                                        By /s/ David Sutherland
                                           --------------------------------
                                        Its: President

ATTEST:


By: /s/ Anne Parker
    -------------------------
Its: Assistant Secretary